                                   EXHIBIT 11
                  CALIFORNIA BANCSHARES, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE


                               Three Months Ended      Six Months
                                   June 30,            June 30,
                              -------------------   ---------------

                                1995        1994     1995    1994
                              -------      ------   ------  -------
(In thousands, except per share data)

Net income                     $4,210     $2,766   $8,210    $5,196
                               ------     ------   ------    ------
                               ------     ------   ------    ------
Weighted average number
  of common shares
  outstanding                  10,002      9,366    9,988    9,362
                               ------     ------   ------    ------
                               ------     ------   ------    ------
Earnings per common share      $ 0.42     $ 0.30    $0.82    $0.56
                               ------     ------   ------    ------
                               ------     ------   ------    ------
Fully diluted earnings per
  common share(1):
 Weighted average number of
  common shares outstanding    10,002      9,366    9,988    9,362

 Assuming exercise of stock
  options reduced by the
  number of shares which
  could have been purchased
  with the proceeds from
  exercise of such options        227        171      227      171
                               ------      -----   ------    -----
                               10,229      9,537   10,215    9,533
                               ------     ------   ------    ------
                               ------     ------   ------    ------

Earnings per common and
 common equivalent share      $  0.41     $ 0.29    $0.80    $0.55
                               ------     ------   ------    ------
                               ------     ------   ------    ------

- -----------

(1) This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K. This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.

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